SENSATA TECHNOLOGIES REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Swindon, United Kingdom – October 27, 2026 - Sensata Technologies (NYSE: ST) today announced financial results for its third quarter ended September 30, 2026.

“Our core business is stronger, and we have growing conviction in our ability to accelerate long-term organic growth," said Stephan von Schuckmann, Sensata's Chief Executive Officer. “While I am encouraged by the value we have unlocked so far, I am even more excited about the opportunity ahead of us.”

Operating Results
As previously disclosed, the Company reorganized into three operating segments effective in the fourth quarter of 2025. Prior year results have been recast to be comparative to the current year period.
Third Quarter
Operating results for the third quarter of 2026 compared to the third quarter of 2025 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $1,003.6 million, an increase of $71.6 million, or 7.7%, compared to $932.0 million in the third quarter of 2025. Revenue for the third quarter of 2026 included a $24.0 million termination payment from a customer related to the cancellation of an electric vehicle program.
◦Without the $24.0 million termination payment, revenue would have been $979.6 million in the third quarter of 2026.
•On an organic basis, revenue increased $63.5 million, or 6.8%, compared to the third quarter of 2025. The termination payment contributed 2.6% to organic growth.
Operating income/loss:
•Operating income was $175.3 million, or 17.5% of revenue, an increase of $298.1 million compared to an operating loss of $122.9 million, or (13.2%) of revenue, in the third quarter of 2025.
•Adjusted operating income was $215.3 million, or 21.5% of revenue, an increase of $35.7 million, or 19.9%, compared to adjusted operating income of $179.6 million, or 19.3% of revenue, in the third quarter of 2025.

◦Without the $24.0 million termination payment mentioned above, adjusted operating income would have been $191.3 million or 19.5% of revenue.
Earnings/loss per share:
•Earnings per share was $0.78, an increase of $1.90 compared to a loss per share of $1.12 in the third quarter of 2025.
•Adjusted earnings per share was $1.13, an increase of $0.24, or 27.0%, compared to adjusted earnings per share of $0.89 in the third quarter of 2025.
◦Without the $24.0 million termination payment mentioned above, adjusted earnings per share would have been $0.97.
Cash Flow and Shareholder Returns:
•Net cash provided by operating activities was $225.3 million in the third quarter of 2026, and cash on hand was $553.4 million at September 30, 2026.
•Free cash flow was $198.3 million in the third quarter of 2026, representing free cash flow conversion of 119%.
•Sensata returned $17.5 million to shareholders through its quarterly dividend in the third quarter of 2026.
•Sensata retired $32.6 million of long term debt through open market repurchases in the third quarter of 2026.
Operating Results - Nine Months
Operating results for the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $2,929.1 million, an increase of $142.4 million, or 5.1%, compared to $2,786.6 million in the nine months ended September 30, 2025. Revenue for the nine months ended September 30, 2026 included the $24.0 million termination payment mentioned above.
◦Without the $24.0 million termination payment, revenue would have been $2,905.1 million in the nine months ended September 30, 2026.
•On an organic basis, revenue increased $142.6 million, or 5.1%, compared to the nine months ended September 30, 2025.
Operating income:
•Operating income was $482.3 million, or 16.5% of revenue, an increase of $344.9 million, or 251.1%, compared to operating income of $137.4 million, or 4.9% of revenue, in the nine months ended September 30, 2025.
•Adjusted operating income was $582.7 million, or 19.9% of revenue, an increase of $57.5 million, or 10.9%, compared to adjusted operating income of $525.2 million, or 18.8% of revenue, in the nine months ended September 30, 2025.

◦Without the $24.0 million termination payment mentioned above, adjusted operating income would have been $558.7 million or 19.2% of revenue.
Earnings/loss per share:
•Earnings per share was $2.07, an increase of $2.29 compared to loss per share of $0.22 in the nine months ended September 30, 2025.
•Adjusted earnings per share was $2.97, an increase of $0.43, or 16.9%, compared to adjusted earnings per share of $2.54 in the nine months ended September 30, 2025.
◦Without the $24.0 million termination payment mentioned above, adjusted earnings per share would have been $2.80.
Cash Flow and Shareholder Returns:
•Net cash provided by operating activities was $557.8 million in the nine months ended September 30, 2026.
•Free cash flow was $489.3 million in the nine months ended September 30, 2026, representing free cash flow conversion of 112%.
•Sensata returned $77.5 million to shareholders including $52.4 million through its quarterly dividends and $25.1 million through share repurchases during the first nine months of 2026.
•Sensata completed a $400 million cash tender offer to retire approximately $406 million of long-term debt during the first nine months of 2026. Additionally, $32.6 million of long term debt was retired through open market repurchases.
Guidance

For the fourth quarter of 2026, Sensata expects revenue of $942 to $972 million, inclusive of recovery of tariff costs, and adjusted EPS of $0.95 to $0.99.

Q4-2026 Guidance
$ in millions, except EPS	Q4-26 Guidance	Q4-25	Y/Y Change
Revenue	$942 - $972	$918	3% - 6%
Adjusted Operating Income	$185 - $192	$180	3% - 7%
Adj. Operating Margin	19.6% - 19.8%	19.6%	0 bps - 20 bps
Adjusted Net Income	$140 - $145	$130	8% - 12%
Adjusted EPS	$0.95 - $0.99	$0.88	8% - 13%

Tariff expectations included in guidance reflect trade policies in effect as of October 26, 2026, and do not include any impact from prospective tariff refunds.
Conference Call and Webcast
Sensata will conduct a conference call today at 5:00 p.m. Eastern Time to discuss its third quarter 2026 financial results and its outlook for the fourth quarter of 2026. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Technologies Q3 2026 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at investors.sensata.com. Additionally, a replay of the call will be available until November 3, 2026. To access the replay, dial 1-855-669-9658 or 1-412-317-0088 and enter confirmation code: 2813889.

About Sensata Technologies

Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient, and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 16,000 employees and global operations in 13 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X, and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted corporate and other expenses, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and gross and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software. Free cash flow conversion is defined as Free cash flow divided by Adjusted net income. We believe free cash flow is useful to management and investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to, among other things, fund acquisitions, repurchase ordinary shares, or accelerate the repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions, divestitures, and product life-cycle management actions for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, and provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) other, net. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Gross leverage ratio is defined as gross debt (total debt and finance lease obligations less unamortized issue costs) divided by last twelve months ("LTM") adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by LTM adjusted EBITDA. We believe that the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, trends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to instability and changes in the global markets, supplier interruption or non-performance, changes in trade-related tariffs and risks with uncertain trade environments, the acquisition or disposition of businesses, variability in metals pricing, cybersecurity, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, public health crises, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our Quarterly Reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Net revenue	$1,003.6	$932.0	$2,929.1	$2,786.6
Operating costs and expenses:
Cost of revenue	671.7	672.6	2,009.0	1,968.4
Research and development	33.4	33.0	97.2	102.4
Selling, general and administrative	95.9	85.8	279.8	259.6
Amortization of intangible assets	15.7	19.6	47.2	61.4
Goodwill impairment charge	—	225.7	—	225.7
Restructuring and other charges, net	11.7	18.2	13.6	31.8
Total operating costs and expenses	828.4	1,054.9	2,446.8	2,649.2
Operating income/(loss)	175.3	(122.9)	482.3	137.4
Interest expense	(30.0)	(37.7)	(96.8)	(113.4)
Interest income	2.5	5.3	9.9	14.1
Other, net	6.2	6.9	6.6	9.9
Income/(loss) before taxes	154.0	(148.4)	402.0	48.0
Provision for income taxes	39.8	14.1	98.6	79.9
Net income/(loss)	$114.2	$(162.5)	$303.4	$(31.9)

Net income/(loss) per share:
Basic	$0.78	$(1.12)	$2.08	$(0.22)
Diluted	$0.78	$(1.12)	$2.07	$(0.22)

Weighted-average ordinary shares outstanding:
Basic	145.5	145.7	145.5	146.8
Diluted	147.0	145.7	146.8	146.8

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$553.4	$573.0
Accounts receivable, net of allowances	725.1	657.4
Inventories	579.0	617.8
Prepaid expenses and other current assets	145.0	146.1
Total current assets	2,002.6	1,994.3
Property, plant and equipment, net	751.0	776.5
Goodwill	3,158.3	3,158.2
Other intangible assets, net	367.5	411.6
Deferred income tax assets	256.0	277.2
Other assets	151.1	133.9
Total assets	$6,686.5	$6,751.7

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt and finance lease obligations	$2.5	$2.3
Accounts payable	500.2	413.0
Income taxes payable	21.6	16.8
Accrued expenses and other current liabilities	313.4	343.1
Total current liabilities	837.6	775.1
Deferred income tax liabilities	249.5	226.9
Pension and other post-retirement benefit obligations	40.4	39.1
Finance lease obligations, less current portion	17.3	18.9
Long-term debt, net	2,393.2	2,828.6
Other long-term liabilities	81.6	77.8
Total liabilities	3,619.6	3,966.3
Total shareholders' equity	3,066.8	2,785.4
Total liabilities and shareholders' equity	$6,686.5	$6,751.7

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	For the nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income/(loss)	$303.4	$(31.9)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	102.1	127.7
Amortization of debt issuance costs	3.2	3.5
Goodwill impairment charge	—	225.7
Loss on sale of business	—	10.2
Share-based compensation	22.6	18.6
Gain on extinguishment of debt	(5.0)	—
Amortization of intangible assets	47.2	61.4
Deferred income taxes	39.2	(1.0)
Gain on equity investments, net	(4.9)	—
Other non-cash (gain)/loss, net	(3.2)	29.5
Changes in operating assets and liabilities, net of effects of divestitures	53.1	(23.6)
Net cash provided by operating activities	557.8	420.0
Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(68.5)	(81.6)
Proceeds from the sale of business, net of cash sold	1.3	35.6
Other	4.5	1.6
Net cash used in investing activities	(62.7)	(44.4)
Cash flows from financing activities:
Proceeds from exercise of stock options	1.4	—
Payment of employee restricted stock tax withholdings	(7.8)	(4.2)
Payments on debt	(433.2)	(1.5)
Dividends paid	(52.4)	(52.9)
Payments to repurchase ordinary shares	(25.1)	(120.6)
Payments of debt financing costs	(1.2)	(1.8)
Net cash used in financing activities	(518.4)	(181.0)
Effect of exchange rate changes on cash and cash equivalents	3.7	3.1
Net change in cash and cash equivalents	(19.6)	197.7
Cash and cash equivalents, beginning of year	573.0	593.7
Cash and cash equivalents, end of period	$553.4	$791.3

Segment Performance (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
$ in millions	2026	2025	2026	2025
Automotive
Revenue	$555.8	$535.8	$1,629.9	$1,595.5
Operating income	$157.9	$127.0	$412.1	$366.7
% of segment revenue	28.4%	23.7%	25.3%	23.0%

Industrials
Revenue	$209.8	$186.3	$597.2	$571.0
Operating income	$60.5	$50.7	$164.4	$154.4
% of segment revenue	28.8%	27.2%	27.5%	27.0%

Aerospace, Defense, and Commercial Equipment
Revenue	$238.0	$209.9	$702.0	$620.2
Operating income	$63.5	$57.4	$193.6	$159.1
% of segment revenue	26.7%	27.4%	27.6%	25.7%
Revenue by Business and Geography (Unaudited)

(percent of total revenue)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Automotive	55.4%	57.5%	55.6%	57.3%
Industrials	20.9%	20.0%	20.4%	20.5%
Aerospace, Defense, and Commercial Equipment	23.7%	22.5%	24.0%	22.2%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Americas	44.4%	40.9%	41.8%	40.7%
Europe	26.2%	27.6%	27.4%	27.8%
Asia/Rest of World	29.4%	31.5%	30.8%	31.5%
Total	100.0%	100.0%	100.0%	100.0%

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in millions, except per share amounts)	For the three months ended September 30, 2026
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$175.3	17.5%	$39.8	$114.2	$0.78
Non-GAAP adjustments:
Restructuring related and other	24.4	2.4	(0.8)	23.6	0.16
Financing and other transaction costs	—	—	—	—	—
Amortization of intangible assets	15.7	1.6	—	15.7	0.11
Amortization of debt issuance costs	—	—	—	1.1	0.01
Other, net	—	—	0.2	(6.0)	(0.04)
Deferred taxes and other tax related	—	—	18.0	18.0	0.12
Total adjustments	40.1	4.0	17.4	52.3	0.36
Adjusted (non-GAAP)	$215.3	21.5%	$22.4	$166.5	$1.13

($ in millions, except per share amounts)	For the three months ended September 30, 2025
	Operating (Loss)/Income	Operating Margin	Income Taxes	Net (Loss)/Income	Diluted EPS
Reported (GAAP)	$(122.9)	(13.2%)	$14.1	$(162.5)	$(1.12)
Non-GAAP adjustments:
Restructuring related and other	267.9	28.7	(4.0)	263.9	1.81
Financing and other transaction costs	15.0	1.6	—	15.0	0.10
Amortization of intangible assets	19.6	2.1	—	19.6	0.13
Amortization of debt issuance costs	—	—	—	1.2	0.01
Other, net	—	—	1.4	(5.4)	(0.04)
Deferred taxes and other tax related	—	—	(2.1)	(2.1)	(0.01)
Total adjustments	302.5	32.5	(4.7)	292.1	2.01
Adjusted (non-GAAP)	$179.6	19.3%	$18.8	$129.6	$0.89

($ in millions, except per share amounts)	For the nine months ended September 30, 2026
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$482.3	16.5%	$98.6	$303.4	$2.07
Non-GAAP adjustments:
Restructuring related and other	58.4	2.0	(4.1)	54.4	0.37
Financing and other transaction costs	(5.2)	(0.2)	0.1	(5.1)	(0.03)
Amortization of intangible assets	47.2	1.6	—	47.2	0.32
Amortization of debt issuance costs	—	—	—	3.2	0.02
Other, net	—	—	(0.2)	(6.9)	(0.05)
Deferred taxes and other tax related	—	—	39.5	39.5	0.27
Total adjustments	100.4	3.4	35.2	132.3	0.90
Adjusted (non-GAAP)	$582.7	19.9%	$63.3	$435.7	$2.97

($ in millions, except per share amounts)	For the nine months ended September 30, 2025
	Operating Income	Operating Margin	Income Taxes	Net (Loss)/Income	Diluted EPS
Reported (GAAP)	$137.4	4.9%	$79.9	$(31.9)	$(0.22)
Non-GAAP adjustments:
Restructuring related and other	302.5	10.9	(3.1)	299.4	2.04
Financing and other transaction costs	24.0	0.9	0.1	24.1	0.16
Amortization of intangible assets	61.4	2.2	—	61.4	0.42
Amortization of debt issuance costs	—	—	—	3.5	0.02
Other, net	—	—	0.9	(9.1)	(0.06)
Deferred taxes and other tax related	—	—	26.2	26.2	0.18
Total adjustments	387.9	13.9	24.0	405.5	2.76
Adjusted (non-GAAP)	$525.2	18.8%	$55.9	$373.6	$2.54

Non-GAAP adjustments by location in statements of operations

(in millions)	For the three months ended September 30,		For the nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue	$9.9	$34.4	$28.3	$46.0
Selling, general and administrative	2.8	4.7	11.3	23.1
Amortization of intangible assets	15.7	19.6	47.2	61.4
Goodwill impairment charge	—	225.7	—	225.7
Restructuring and other charges, net	11.7	18.2	13.6	31.8
Operating income adjustments	40.1	302.5	100.4	387.9
Interest expense	1.1	1.2	3.2	3.5
Other, net	(6.2)	(6.9)	(6.6)	(9.9)
Provision for/(benefit from) income taxes	17.4	(4.7)	35.2	24.0
Net income adjustments	$52.3	$292.1	$132.3	$405.5

Free cash flow

	For the three months ended September 30,			For the nine months ended September 30,
($ in millions)	2026	2025	% △	2026	2025	% △
Net cash provided by operating activities	$225.3	$159.9	41.0%	$557.8	$420.0	32.8%
Additions to property, plant and equipment and capitalized software	(27.0)	(23.6)	(14.3%)	(68.5)	(81.6)	16.1%
Free cash flow	$198.3	$136.2	45.6%	$489.3	$338.4	44.6%
Adjusted corporate and other expenses

	For the three months ended September 30,		For the nine months ended September 30,
(in millions)	2026	2025	2026	2025
Corporate and other expenses (GAAP)	$(79.3)	$(94.5)	$(226.9)	$(224.1)
Restructuring related and other	12.7	37.8	38.9	66.4
Financing and other transaction costs	—	1.3	0.7	2.6
Total adjustments	12.7	39.1	39.6	69.1
Adjusted corporate and other expenses (non-GAAP)	$(66.6)	$(55.4)	$(187.3)	$(155.1)

Adjusted EBITDA

		For the three months ended September 30,		For the nine months ended September 30,
(in millions)	LTM	2026	2025	2026	2025
Net income/(loss)	$366.7	$114.2	$(162.5)	$303.4	$(31.9)
Interest expense, net	117.6	27.5	32.4	86.9	99.3
Provision for income taxes	110.7	39.8	14.1	98.6	79.9
Depreciation expense	150.7	34.5	53.4	102.1	127.7
Amortization of intangible assets	66.1	15.7	19.6	47.2	61.4
EBITDA	811.7	231.7	(43.1)	638.2	336.3
Non-GAAP Adjustments
Restructuring related and other	87.1	22.6	247.0	54.1	274.0
Financing and other transaction costs	5.7	—	15.0	(5.2)	24.0
Other, net	(12.6)	(6.2)	(6.9)	(6.6)	(9.9)
Adjusted EBITDA	$891.9	$248.1	$212.1	$680.4	$624.4
Gross and net debt and leverage

	As of
($ in millions)	September 30, 2026	December 31, 2025
Current portion of long-term debt and finance lease obligations	$2.5	$2.3
Finance lease obligations, less current portion	17.3	18.9
Long-term debt, net	2,393.2	2,828.6
Total debt and finance lease obligations	2,413.0	2,849.7
Less: debt premium, net	0.1	0.5
Less: deferred financing costs	(14.2)	(17.9)
Total gross debt	2,427.1	2,867.2

Adjusted EBITDA (LTM)	$891.9	$835.9
Gross leverage ratio	2.7	3.4

Total gross debt	2,427.1	2,867.2
Less: cash and cash equivalents	553.4	573.0
Net debt	$1,873.7	$2,294.2

Adjusted EBITDA (LTM)	$891.9	$835.9
Net leverage ratio	2.1	2.7

Guidance

	For the three months ending December 31, 2026
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$154.7	$159.2	$97.2	$98.6	$0.66	$0.67
Restructuring related and other	15.0	17.0	13.0	15.0	0.09	0.10
Financing and other transaction costs	—	—	—	—	—	—
Amortization of intangible assets	15.3	15.8	15.3	15.8	0.10	0.11
Amortization of debt issuance costs	—	—	1.0	1.1	0.01	0.01
Other, net	—	—	—	—	—	—
Deferred taxes and other tax related	—	—	13.5	14.5	0.09	0.10
Non-GAAP	$185.0	$192.0	$140.0	$145.0	$0.95	$0.99
Weighted-average diluted shares outstanding (in millions)					147.2	147.2

###
Media & Investors:
James Entwistle
+1(508) 954-1561
jentwistle@sensata.com
investors@sensata.com